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Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion in this Registration Statement on Form S-1 of Digital Angel Corporation and subsidiaries of our report dated November 29, 2001 relating to the financial statements of Timely Technology Corporation for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  RUBIN, BROWN, GORNSTEIN & CO. LLP

Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
January 21, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS